UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017 (June 1, 2017)

AMERICAN SOFTWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-12456

Georgia	58-1098795
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

470 East Paces Ferry Road, NE, Atlanta, Georgia 30305

(Address of principal executive offices)

(404) 261-4381

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Director Appointment

On June 1, 2017, the Board of Directors (the “Board”) of American Software, Inc. (the “Company”) increased the size of the Board from five members to six members and appointed Mr. Matthew G. McKenna, age 60, as a Class B Director to fill the vacancy created by the increase in the size of the Board. Mr. McKenna will serve until, and will be nominated for election at, the 2017 Annual Meeting of Shareholders of the Company (the “2017 Annual Meeting”).

Since July 2016, Mr. McKenna has served as Principal of McKenna & Associates, LLC, a management and consulting advisory firm. Prior to that, Mr. McKenna served as Managing Director of Strategy&, a global strategy consulting firm and subsidiary of PricewaterhouseCoopers from July 2015 to June 2016, and as Senior Executive Advisor of Booz & Company, a global management consulting firm, from January 2008 to June 2015. Prior to serving at Booz & Company, Mr. McKenna held a variety of positions at Booz Allen Hamilton over a 22-year period, including Managing Partner of the company’s Houston office and Energy Operations Sector Practice Leader. From 1981 to 1985, Mr. McKenna served as a Supply Chain Applications Consultant for the Company. Mr. McKenna holds a B.S. in Engineering from the Georgia Institute of Technology and an MBA from Harvard University.

The Board determined that Mr. McKenna has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the U.S. Securities and Exchange Commission (the “SEC”). Mr. McKenna has not been appointed to any Board committee at this time. Mr. McKenna will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines. Mr. McKenna was not appointed as a director pursuant to any arrangement or understanding with any person, and Mr. McKenna is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 1, 2017, the Company issued a press release regarding Mr. McKenna’s appointment as a Class B Director. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release of American Software, Inc., dated June 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.
(Registrant)

Date: June 1, 2017	By:	/s/ Vincent C. Klinges

	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	Press Release of American Software, Inc., dated June 1, 2017.